UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
August 9, 2005

The Walt Disney Company
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-11605 (Commission File Number)	95-4545390 (IRS Employer Identification No.)

500 South Buena Vista Street Burbank, California (Address of principal executive offices)	91521 (Zip Code)
(818) 560-1000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On August 9, 2005, the Registrant issued a press release relating to its results for the quarter and nine months ended July 2, 2005. A copy of the press release is furnished herewith as Exhibit 99(a).
     The Registrant believes that certain statements in the earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the Registrant’s filings with the U.S. Securities and Exchange Commission, including the Registrant’s annual report on Form 10-K for the year ended September 30, 2004.
     This information furnished under “Item 2.02. Results of Operations and Financial Condition”, including the exhibit related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     99(a) Press release of August 9, 2005.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company
	By:	/s/ Roger J. Patterson
Roger J. Patterson
Dated: August 9, 2005		Vice President, Counsel